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                                                                    Exhibit 3.16

                             ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF ORGANIZATION
                                       OF
                               LRG HOTELS, L.L.C.

     LRG Hotels, L.L.C., a Louisiana limited liability company (the "Company"), through Allan B. Solomon, a member of the Company's Executive Management Committee and by authority of its members, does hereby certify that:

     FIRST: CSNO, Inc., a Louisiana corporation ("CSNO") and LRGP Holdings, Inc., a Louisiana corporation ("Holdings"), the members of the Company, adopted the following resolutions to amend the Company's Articles of Organization as in effect prior to the date hereof (the "Articles"), by written consent dated August 6, 1996. The amendments to the Articles set forth herein accurately set forth the amendments adopted by CSNO and Holdings.

     SECOND:  The amendments have been effected in conformity with law.

     RESOLVED, that Article IV of the Company's Articles is hereby amended to read as follows:

          The members of the LRG Hotels, L.L.C. shall be CSNO, Inc. and LRGP Holdings, Inc., and their respective successors and assigns.
          711 Washington, Biloxi, MS  39531
     RESOLVED, that Article VII of the Company's Articles is hereby deleted in its entirety.

     IN WITNESS WHEREOF the undersigned has executed these Articles of Amendment to the Company's Articles in accordance with law on August 6, 1996.

WITNESSES:                      LRG HOTELS, L.L.C.


    /s/ R.A. Neistro            By: /s/ Allan B. Solomon
  ---------------------            ------------------------
                                    ALLAN B. SOLOMON, Members of the Executive
                                    Management Committee
    /s/ Nyka Scott
  ---------------------
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                            ARTICLES OF ORGANIZATION
                             OF LRG HOTELS, L.L.C.


STATE OF LOUISIANA

PARISH OF BOSSIER

     BE IT KNOWN that on the 23rd day of June 1993, before me, the undersigned Notary Public, personally came and appeared LOUISIANA RIVER SITE DEVELOPMENT, INC. (LRSD), a Louisiana corporation, LRSD appearing herein through its duly authorized officer, Mr. Gerald Wiemann, Vice President, and CSNO, INC. (CSNO), a Louisiana corporation, appearing through its duly authorized officer, Mr. Allan
B. Solomon, Secretary-Treasurer, each of whom declared to me, in the presence of the undersigned competent witnesses, that they wish to avail themselves of the provisions of the Louisiana limited liability law, LSA-R.S. 12:1301, et seq., and who hereby declare that LRSD and CSNO do hereby organize a limited liability company pursuant to that law under and in accordance with the following Articles of Organization:

                                 ARTICLE I:   NAME
                                 -----------------

     The name of this limited liability company is LRG HOTELS, L.L.C.

                                 ARTICLE II:  PURPOSE
                                 --------------------

     The purpose of this limited liability company is to engage in any business lawful under the laws of the State of Louisiana, either for its own account or for the account of others, as agent, and either as agent or principal, to enter upon or engage in any kind of business of any nature whatsoever, in which corporations organized under the Louisiana limited liability law may engage, and to the extent not prohibited thereby to enter upon and engage in any kind of business of any
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nature whatsoever in any other State of the United States of America, any foreign nation, and any territory of any country to the extent permitted by the laws of such other State, nation or territory.

                            ARTICLE III:  DURATION
                            ----------------------

     The duration of this limited liability company shall be perpetuity, or such maximum period as may by authorized by the Louisiana limited liability law.

                             ARTICLE IV:  MEMBERS
                             --------------------

     The members of LRG Hotels, L.L.C. shall be Louisiana River Site Development, Inc. and CSNO, Inc., both presently Louisiana corporations.

                             ARTICLE V:  MANAGERS
                             --------------------
     LRG Hotels, L.L.C., shall have as many managers as shall be designed in the Operating Agreement or, if not so designated, as shall be elected from time to time by the members.

                ARTICLE VI:  MEMBER APPROVAL OF CERTAIN ACTIONS
                -----------------------------------------------

     The unanimous affirmative vote of both members, made in accordance with the respective Articles of Incorporation and By-Laws of each respective member, shall be necessary for the following actions to be taken by or on behalf of LRG Hotels, L.L.C.:

     A.   Amendment to these Articles of Organization.

     B. Merger or consolidation of LRG Hotels, L.L.C. with any other legal entity.

     C. Sale, lease, exchange or mortgage the major portion or all of the property or assets of LRG Hotels, L.L.C.

     D.   Dissolution of LRG Hotels, L.L.C.

                ARTICLE VII:  PREREQUISITES TO CERTAIN ACTIONS
                ----------------------------------------------

                                       2
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     No manager position or office shall be created or abolished and no change shall be made in the compensation, tenure, status, or conditions of employment of any managers, except by unanimous vote of all members in the manner set forth in the preceding article.

     LRG Hotels, L.L.C. shall not sell or convey its property, rights, privileges or franchises, or any interest therein or part thereof, without unanimous consent of all members.

     No other person, corporation, partnership, or other individual or legal entity shall be made or allowed to become a member of LRG Hotels, L.L.C. without the unanimous consent of Louisiana River Site Development, Inc. and CSNO, Inc. in the manner set forth in the preceding article.

     This article shall not be amended except by the affirmative vote of all members of LRG Hotels, L.L.C. in the manner set forth in the preceding article.

     THUS DONE AND SIGNED at Bossier City, Bossier Parish, Louisiana, this 23rd day of June 1993, in the presence of the undersigned competent witnesses and me, Notary, after due reading of the whole.

WITNESSES                              LOUISIANA RIVER SITE DEVELOPMENT, INC., A
                                       LOUISIANA CORPORATION - MEMBER

  /s/ Tracy E. Guerrera
--------------------------
                                       BY:  /s/ Gerald Wiemann
                                          --------------------------------------
                                          GERALD WIEMANN, VICE PRESIDENT
  /s/ Lisa M. Graham
--------------------------


                              /s/ Elaine M. Hulen
                          ---------------------------
                                 NOTARY PUBLIC
                                 -------------

(Notary Seal)

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